UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121

(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Amendment No. 1 to Current Report on Form 8-K amends and supplements Item 5.02 to the Current Report on Form 8-K filed by PriceSmart, Inc. (the “Company”) on January 31, 2019.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 30, 2019, the Board of Directors of the Company appointed Sherry S. Bahrambeygui as the Company’s Chief Executive Officer.  Ms. Bahrambeygui had held that position in an interim role since November 16, 2018.  On March 4, 2019, the Company and Ms. Bahrambeygui entered into a new Employment Agreement, which supersedes the Employment Agreement between the Company and Ms. Bahrambeygui dated November 20, 2018 relating to Ms. Bahrambeygui’s service as Interim Chief Executive Officer.

The new Employment Agreement provides for a term expiring August 31, 2020, which will be automatically renewed annually for additional one-year terms, unless either the Company or Ms. Bahrambeygui provides at least 60 days’ notice that the Company or Ms. Bahrambeygui, as the case may be, wishes to terminate the agreement.  The Company may terminate Ms. Bahrambeygui’s employment with cause upon immediate notice or without cause upon 30 days’ prior written notice, or immediately upon Ms. Bahrambeygui’s death or disability.  Ms. Bahrambeygui may terminate her employment without “good reason” on 60 days’ prior written notice or with “good reason” upon 30 days’ notice and opportunity for the Company to cure the conditions providing “good reason.”

The Employment Agreement specifies a base salary of $1,000,000 per year, which may be increased, but not decreased, at the Company’s discretion.  Ms. Bahrambeygui also is entitled to a $27,960 one-time payment relating to transition of her compensation from interim to permanent status. The Employment Agreement states that Ms. Bahrambeygui is eligible to participate in the Company’s bonus plan and to receive all other benefits offered to senior executives of the Company under the Company’s benefit practices and plans. The Employment Agreement specifies that for the 2019 fiscal year, Ms. Bahrambeygui is eligible to receive a target bonus of $291,800 (which is pro-rated based on service for the period commencing January 30, 2019 and ending August 31, 2019), and for the 2020 fiscal year, Ms. Bahrambeygui is eligible to receive a target bonus of $500,000.

In addition, the Employment Agreement provides that, except as specified below for the 2019 and 2020 fiscal years, Ms. Bahrambeygui will be eligible to receive for each fiscal year ending during the term an annual long-term incentive equity award.  The anticipated value of each award will be $2,500,000, with the number of shares subject to the award calculated based on the average closing price per share for the 30 day trading period prior to the date of grant.  Each award is anticipated to vest: (i) 1/3 based on achievement of performance metrics, such performance metrics to be substantially similar to those applicable to other executive officers; and (ii) 2/3 based on service, such service-based vesting to be substantially similar to the vesting terms applicable to other executive officers.  The actual value of the award for any fiscal year and the actual vesting terms for each such award, however, will be determined by the Compensation Committee of the Company’s Board of Directors in its sole discretion, acting in good faith, with consideration of all applicable facts and circumstances existing at that time.

Under the Employment Agreement, Ms. Bahrambeygui will be entitled to receive a grant of restricted stock of the Company with an aggregate value of $2,500,000 based on the average closing price per share for the 30-day trading period prior to the grant date (the “Bridge Grant”).  The Bridge Grant will be granted, subject to the Committee’s approval, within 30 days following the date of the Employment Agreement.  The Bridge Grant will vest, subject to Executive’s continued employment through each applicable vesting date, in accordance with the following schedule: (A) 20% on August 29, 2019; (B) 45% on August 29, 2020; and (C) 35% on August 29, 2021.

Ms. Bahrambeygui also will be entitled to receive an award of restricted stock of the Company with an aggregate value of $1,458,900 based on the average closing price per share for the 30-day trading period prior to the date of grant (the “Fiscal 2019 Grant”). The Fiscal 2019 Grant will be granted, subject to the Compensation Committee’s approval, within 30 days following the date of the Employment Agreement. The Fiscal 2019 Grant will vest, subject to Ms. Bahrambeygui’s continued employment through each applicable vesting date, in accordance with the following schedule: (A) 50% on August 29, 2019; (B) 25% on August 29, 2020; and (C) 25% on August 29, 2021.

Ms. Bahrambeygui also will be entitled to receive a grant of restricted stock and performance stock units of the Company with an aggregate value of $2,500,000 based on the average closing price per share for the 30-day trading period prior to the grant date (the “Fiscal 2020 Grant”).  The Fiscal 2020 Grant will be granted, subject to the Committee’s approval, concurrently with fiscal year 2020 grants to the Company’s executives, but in no event later than 30 days following the first anniversary of the date of the Employment Agreement.  In considering the Fiscal 2020 Grant, the Compensation Committee is required to take into account the facts that such award has been agreed in principle following good faith negotiations between Ms. Bahrambeygui and the Company and that Ms. Bahrambeygui entered into the Employment Agreement in reliance of the Compensation Committee’s stated intention to make the Fiscal 2020 Grant at the time and on the terms contemplated thereby.  The Fiscal 2020 Grant shall vest: (i) 1/3 based on achievement of performance metrics, such performance metrics to be substantially similar to those applicable to other executive officers; and (ii) 2/3 based on service, such service-based vesting to be substantially similar to the vesting terms applicable to the other executive officers.

In connection with Ms. Bahrambeygui’s service as Interim Chief Executive Officer, Ms. Bahrambeygui was previously granted awards of restricted stock and performance stock units in the Company (the “Prior Grants”).  In the case of the Prior Grant of performance stock units, a pro rata portion of the service component of vesting applicable to such performance stock units will be deemed satisfied such that, subject to the Compensation Committee’s determination that the performance criteria for such performance stock units have been satisfied, 2,007 shares subject to such performance stock units will vest upon the Compensation Committee’s making such determination.  In the case of the Prior Grant of restricted stock, 4,074 shares will vest as of date of the new Employment Agreement.  All other vesting under the Prior Grants ceased effective as of January 29, 2019.

Upon termination of Ms. Bahrambeygui’s employment with the Company for any reason, she will be entitled to receive any earned but unpaid base salary, unpaid expense reimbursements and any vested benefits she may have under any employee benefit plan of the Company.

In the event that the Company terminates Ms. Bahrambeygui’s employment without “cause” or upon her death or “disability,” Ms. Bahrambeygui terminates her employment for “good reason” or the Company elects to cause the non-renewal of the Employment Agreement such that it expires at the end of its then-current term, Ms. Bahrambeygui also will be entitled to:

•payment of an amount equal to one times base salary, payable over 24 months in conformity with the Company’s normal payroll period (less any earned income or disability payments received during such period, in the case of a termination upon her disability),

•continued contribution of the premium cost for Ms. Bahrambeygui’s and her eligible dependents’ participation in the Company’s group health plan for 12 months,

•payment of any earned but unpaid bonus for the year prior to termination and a pro rata bonus for the year of termination (payable when all other bonuses are paid).

In addition to the foregoing, in the event of termination of the Employment Agreement upon Ms. Bahrambeygui’s death or “disability,” the Fiscal 2019 Grant, the Fiscal 2020 Grant, the Bridge Grant and any other equity awards granted to Ms. Bahrmabeygui following the date of the Employment Agreement (collectively, the “Equity Awards”) will, to the extent then unvested, vest in accordance with the following: (i) 100% of all service-based Equity Awards will vest as of the termination date; and (ii) the service component of vesting of performance-based Equity Awards shall be deemed satisfied such that, subject to the Compensation Committee’s determination that the performance criteria for such Equity Awards have been satisfied, all performance-based awards shall vest upon the later of (A) the termination date and (B) the date on which the Compensation Committee determines that such performance criteria have been met.

In the event Ms. Bahrambeygui resigns her employment with the Company without “good reason” but provides at least 60 days’ notice of her resignation, she also will be entitled to receive payment of any accrued but any unpaid bonus for the year prior to termination (payable when all other bonuses are paid).

The foregoing severance benefits are the exclusive benefits that would be payable to Ms. Bahrambeygui under her Employment Agreement by reason of her termination.  Payment of the severance benefits is conditioned on Ms. Bahrambeygui’s continued compliance with her obligations with respect to confidentiality, non-solicitation of employees and non-interference with the Company’s customers and contracts and Ms. Bahrambeygui (or her estate) executing and delivering to the Company a full release of all claims in a form reasonably acceptable to the Company.

This description of the Employment Agreement is qualified in its entirety by the terms set forth in the definitive agreement attached hereto as an exhibit.

Item 9.01. Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
10.1	Employment Agreement dated March 4, 2019 between Sherry S. Bahrambeygui and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2019	/S/ FRANCISCO VELASCO
Francisco Velasco
Executive Vice President, General Counsel and Secretary